                                                        Exhibit 2.1


                               AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

                                    between

                         MERCANTILE BANCORPORATION INC.

                                      and

                   MERCANTILE BANCORPORATION INC. OF ARKANSAS

                                    as Buyers

                                      and

                         SECURITY BANK OF CONWAY, F.S.B.

                                     as Seller


                                Dated July 7, 1995

                     Amended and Restated as of September 18, 1995

                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----
Recitals                                                                     1


                                      ARTICLE I

                                    THE TRANSACTION

      1.01  The Transaction                                                  2
      1.02  Closing                                                          2
      1.03  Effective Time                                                   2
      1.04  Additional Actions                                               2
      1.05  Payment of Purchase Price                                        3
      1.06  Exchange Procedures                                              3
      1.07  Dissenting Shares                                                4
      1.08  No Fractional Shares                                             4
      1.09  Closing of Stock Transfer Books                                  4
      1.10  Anti-Dilution Adjustments                                        4
      1.11  Reservation of Right to Revise Transaction                       5
      1.12  Definitions                                                      5

                                     ARTICLE II

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

      2.01  Organization and Authority                                       6
      2.02  Subsidiaries                                                     7
      2.03  Capitalization                                                   7
      2.04  Authorization                                                    7
      2.05  Seller Financial Statements                                      8
      2.06  Seller Reports                                                   9
      2.07  Title to and Condition of Assets                                 9
      2.08  Real Property                                                   10
      2.09  Taxes                                                           11
      2.10  Material Adverse Change                                         11
      2.11  Loans, Commitments and Contracts                                11
      2.12  Absence of Defaults                                             14
      2.13  Litigation and Other Proceedings                                14
      2.14  Directors' and Officers' Insurance                              14
      2.15  Compliance with Laws                                            14
      2.16  Labor                                                           16
      2.17  Material Interests of Certain Persons                           16
      2.18  Allowance for Loan and Lease Losses; Non-Performing Assets      16
      2.19  Employee Benefit Plans                                          17
      2.20  Conduct of Seller to Date                                       18
      2.21  Absence of Undisclosed Liabilities                              19

                                    - i -

      2.22  Proxy Statement, Etc.                                           19
      2.23  Registration Obligations                                        20
      2.24  Tax and Regulatory Matters                                      20
      2.25  Brokers and Finders                                             20
      2.26  Interest Rate Risk Management Instruments                       20
      2.27  Accuracy of Information                                         20

                                     ARTICLE III

                   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYERS

      3.01  Organization and Authority                                      20
      3.02  Capitalization of Buyers                                        21
      3.03  Authorization                                                   21
      3.04  Mercantile Financial Statements                                 22
      3.05  Mercantile Reports                                              22
      3.06  Material Adverse Change                                         23
      3.07  Legal Proceedings or Other Adverse Facts                        23
      3.08  Registration Statement, Etc.                                    23
      3.09  Brokers and Finders                                             23
      3.10  Accuracy of Information                                         23
      3.11  Tax and Regulatory Matters                                      23
      3.12  Compliance with Laws                                            23

                                     ARTICLE IV

                  CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

      4.01  Conduct of Businesses Prior to the Effective Time               24
      4.02  Forbearances of Seller                                          24
      4.03  Forbearances of Buyers                                          26

                                     ARTICLE V

                                ADDITIONAL AGREEMENTS

      5.01  Access and Information                                          27
      5.02  Registration Statement; Regulatory Matters                      27
      5.03  Shareholder Approval                                            27
      5.04  Current Information                                             28
      5.05  Conforming Entries                                              28
      5.06  Environmental Reports                                           29
      5.07  Agreements of Affiliates                                        29
      5.08  Expenses                                                        30
      5.09  Miscellaneous Agreements                                        30
      5.10  Employee Agreements and Benefits                                30
      5.11  Press Releases                                                  31
      5.12  State Takeover Statutes                                         31

      5.13  Directors' and Officers' Indemnification                        31
      5.14  Tax Opinion Certificates                                        31
      5.15  Best Efforts to Insure Pooling                                  31
      5.16  Surrender of Charter                                            31
      5.17  Escrow Account                                                  32


                                     ARTICLE VI

                                     CONDITIONS

      6.01  Conditions to Each Party's Obligation To Effect the Transaction 32
      6.02  Conditions to Obligations of Seller To Effect the Transaction   33
      6.03  Conditions to Obligations of Buyers To Effect the Transaction   33

                                   ARTICLE VII

                                      CLOSING

      7.01  Closing                                                         34
      7.02  Deliveries at Closing                                           35

                                   ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      8.01  Termination                                                     37
      8.02  Effect of Termination                                           38
      8.03  Amendment                                                       38
      8.04  Waiver                                                          38

                                    ARTICLE IX

                                GENERAL PROVISIONS

      9.01  Non-Survival of Representations, Warranties and Agreements      39
      9.02  Indemnification                                                 39
      9.03  No Assignment; Successors and Assigns                           39
      9.04  No Implied Waiver                                               39
      9.05  Headings                                                        39
      9.06  Entire Agreement                                                40
      9.07  Counterparts                                                    40
      9.08  Notices                                                         40
      9.09  Severability                                                    41
      9.10  Governing Law                                                   41

                               AMENDED AND RESTATED
                               --------------------

                       AGREEMENT AND PLAN OF REORGANIZATION
                       ------------------------------------

      This AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is dated July 7, 1995, and amended and restated as of September 18, 1995, by and among MERCANTILE BANCORPORATION INC., a Missouri corporation ("Mercantile"), MERCANTILE BANCORPORATION INC. OF ARKANSAS, an Arkansas corporation ("Mercantile-Arkansas" and, collectively with Mercantile, the "Buyers"), and SECURITY BANK OF CONWAY, F.S.B., a federally-chartered stock savings bank ("Seller").

                               W I T N E S S E T H:
                               -------------------

      WHEREAS, Mercantile is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA") and a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"); and

      WHEREAS, Mercantile holds all of the issued and outstanding capital stock of Mercantile-Arkansas which, in turn, holds all of the issued and outstanding capital stock of certain state and national banks located in the State of Arkansas; and

      WHEREAS, Seller is a federally-chartered stock savings bank; and

      WHEREAS, the Board of Directors of Seller, the Board of Directors of Mercantile-Arkansas, and the Executive Committee of the Board of Directors of Mercantile have approved the purchase of all of the assets and the assumption of all of the liabilities of Seller by Mercantile-Arkansas (the
"Transaction"); and

      WHEREAS, Seller acknowledges and agrees that Mercantile-Arkansas, in its sole and absolute discretion, may assign its right to receive the assets and its obligation to assume the liabilities of Seller to one or more
Mercantile-Arkansas banking subsidiaries (each, an "Assignee") prior to the Effective Time, as defined in Section 1.03 hereof; and

      WHEREAS, Seller and Mercantile-Arkansas believe that the Transaction is desirable and in the best interests of their respective shareholders; and

      WHEREAS, Seller and Mercantile-Arkansas intend that the Transaction constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the purchase of all of the assets and the assumption of all of the liabilities of Seller by Mercantile-Arkansas for shares of Mercantile Common Stock (as defined in Section 1.01 hereof), and the subsequent distribution of the shares of Mercantile Common Stock to shareholders of Seller as a liquidating distribution, will not give rise to a gain or loss to the shareholders of Seller with respect to such liquidating distribution, except with respect to cash received in lieu of fractional shares; and

      WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Transaction.

      NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                ARTICLE I

                             THE TRANSACTION
                             ---------------

      1.01  The Transaction.  Subject to the terms and conditions of this
            ---------------
Agreement, Buyers and Seller shall effect the Transaction  in accordance with
Section 10(s) of the HOLA and Title 12 of the United States Code (the "United States Code" or "U.S.C.") and in accordance with all additional federal and state laws and regulations that may be applicable. The parties hereby acknowledge that Mercantile-Arkansas has the authority to assign its right to receive the assets, and its obligation to assume the liabilities, of Seller to an Assignee or Assignees at or prior to the Effective Time, as such term is defined in Section 1.03 hereof. As of the Effective Time, Seller shall deliver to Mercantile a certified list of all shareholders of Seller and report the number of shares of common stock, $100.00 par value, of Seller ("Seller Common Stock") held by each shareholder. The parties agree that prior to the Effective Time, Seller and Mercantile-Arkansas shall appoint KeyCorp Shareholder Services, Inc., as trustee and agent (the "Exchange Agent") for the purpose of receiving from Mercantile-Arkansas, on behalf of Seller, certificates of common stock, $5.00 par value, of Mercantile and the associated "Rights" under the "Rights Agreement," as those terms are defined in Section 3.02 hereof ("Mercantile Common Stock") and such amounts of cash as shall be required for payment in lieu of fractional shares of Mercantile Common Stock, all in consideration of and as full payment for the purchase of all of the assets and the assumption of all of the liabilities of Seller by Mercantile-Arkansas, such shares of Mercantile Common Stock to be issued in the name of the shareholders of Seller or their designees (the "Mercantile Certificates"). As soon as practicable after the Effective Time, the Exchange Agent shall deliver the Mercantile Certificates and such amounts of cash in lieu of fractional shares of Mercantile Common Stock to the shareholders of Seller, on behalf of Seller, as a liquidating distribution, and Seller shall surrender its charter to the Office of Thrift Supervision (the "OTS"). The number of shares of Mercantile Common Stock to be delivered to the Exchange Agent pursuant to the Transaction and pursuant to the terms of this Agreement shall be determined as set forth in Section 1.05 hereof.

      1.02  Closing.  The closing (the "Closing") of the Transaction shall
            -------
take place at 10:00 a.m., local time, on the date that the Effective Time occurs (the "Closing Date"), or at such other time, and at such place, as Buyers and Seller shall agree.

      1.03  Effective Time.  Subject to the terms and conditions of this
            --------------
Agreement, the Transaction shall become effective (the "Effective Time") on such date specified by Mercantile-Arkansas in writing to Seller (such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b) (the "Approval Date") and (ii) not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date.

      1.04  Additional Actions.  If, at any time after the Effective Time,
            ------------------
Buyers or any Assignee shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Mercantile-Arkansas or such Assignee the right, title or interest in, to or under any of the rights, properties or assets of Seller or (b) otherwise carry out the purposes of this Agreement and the Transaction, Seller and each of its officers and directors shall be deemed to have granted to Mercantile-Arkansas or such Assignee an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in Mercantile-Arkansas or such Assignee and otherwise to carry out the purposes of this Agreement and the Transaction, and the officers and directors of Mercantile-Arkansas or such Assignee are authorized in the name of Seller or otherwise to take any and all such action.

      1.05  Payment of Purchase Price.  At the Effective Time,
            -------------------------
Mercantile-Arkansas shall deliver to the Exchange Agent, on behalf of the Seller, 31.189 shares (the "Distribution Ratio") of Mercantile Common Stock for each share of Seller Common Stock outstanding immediately prior to the Effective Time (collectively, the "Shares"). Mercantile-Arkansas shall also deliver to the Exchange Agent, on behalf of Seller, such amounts of cash as shall be required for payment in lieu of fractional shares of Mercantile Common Stock (collectively, the "Cash"). The delivery by Mercantile-Arkansas of the Shares and the Cash shall be in full payment for the purchase of all of the assets and the assumption of all of the liabilities of Seller by Mercantile-Arkansas or any Assignee. The Distribution Ratio was computed by dividing (i) the total number of shares of Seller Common Stock that were issued and outstanding on the date of this Agreement into (ii) 322,000, the aggregate number of shares of Mercantile Common Stock to be issued in the Transaction. Mercantile hereby undertakes to deliver or cause to be delivered to the Exchange Agent the Shares and the Cash. Any such delivery shall constitute delivery by Mercantile-Arkansas for purposes of this Agreement.

      1.06  Exchange Procedures.
            -------------------

            (a) At the Effective Time, holders of record of certificates representing shares of Seller Common Stock (the "Certificates") shall be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that Buyers shall deliver or cause to be delivered to such holders in a form substantially similar to that attached hereto as Exhibit A, it
                                                 ---------
being the intent of Buyers that such letters of transmittal shall be delivered as soon after the Effective Date as is reasonably practicable.

            (b) Subject to Section 1.09, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate to the Exchange Agent, with a properly completed and executed letter of transmittal with respect to such Certificate, will be entitled to receive from the Exchange Agent, on behalf of Seller, as a liquidating distribution, (i) a Mercantile Certificate representing such number of whole shares of Mercantile Common Stock that shall equal the number of full shares of Seller Common Stock held by such shareholder multiplied by the Distribution Ratio without interest, and (ii) a cash payment for any fractional share interest to which such shareholder would have otherwise been entitled, computed pursuant to the provisions of
Section 1.07 hereof.

            (c) Each outstanding Certificate shall until duly surrendered to the Exchange Agent be deemed to evidence the right to receive such shareholder's pro rata portion of the liquidating distribution.

            (d)       After the Effective Time, holders of
Certificates shall cease to have rights with respect to the stock represented by such Certificates, and their sole rights shall be to exchange such Certificates for their pro rata portion of the liquidating distribution as provided in Section 1.06(b) of this Agreement. After the Effective Time, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be cancelled against delivery of the pro rata portion of the liquidating distribution to which the stock represented by such Certificates are entitled as provided in Section 1.06(b) of this Agreement. The Exchange Agent shall not be obligated to deliver the liquidating distribution, on behalf of Seller, to any holder of Seller Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared on the Mercantile Common Stock to be received in the liquidating distribution will be remitted to any person entitled to receive such Mercantile Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Mercantile Common Stock, at which time such dividends shall be remitted to such person without interest and less any taxes that may have been imposed thereon. Certificates surrendered by an affiliate of Seller within the meaning of Rule 144(a)(1) of the Securities Act (as defined herein) shall not be exchanged for the Mercantile Common Stock, as a liquidating distribution until Buyers have received a written agreement from such affiliate as required pursuant to Section 5.07 hereof. No party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyers shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the liquidating distribution specified in Section 1.06(b) of this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyers shall be entitled to deposit the liquidating distribution represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

      1.07  Dissenting Shares.
            -----------------

            (a) "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair or appraised value of such shares under 12 C.F.R. Section 552.14. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of such law and shall be paid such consideration with funds provided by Seller, as provided in Section 5.17 hereof.

            (b) Each party hereto shall give the other prompt notice of any written demands for the payment of the fair or appraised value of any shares, withdrawals of such demands, and any other instruments served pursuant to the Code of Federal Regulations received by such party, and Seller shall give Buyers the opportunity to participate in all negotiations and proceedings with respect to such demands. Seller shall not voluntarily make any payment with respect to any demands for payment of the fair or appraised value and shall not, except with the prior written consent of Buyers, which consent shall not be unreasonably withheld, settle or offer to settle any such demands.

      1.08  No Fractional Shares.  Notwithstanding any other provision of
            --------------------
this Agreement, neither certificates nor scrip for fractional shares of Mercantile Common Stock shall be issued in the Transaction. Each holder who otherwise would have been entitled to a fraction of a share of Mercantile Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing stock price of Mercantile Common Stock on the New York Stock Exchange (the "NYSE") Composite Tape as reported in The Wall Street Journal on the Closing Date. No such holder
            -----------------------
shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

      1.09  Closing of Stock Transfer Books.  The stock transfer books of
            -------------------------------
Seller shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records prior to the closing of such record books, the shares of Mercantile Common Stock issuable with respect to such stock, as a liquidating distribution, may be delivered to the transferee, if the Certificate or Certificates representing such stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

      1.10  Anti-Dilution Adjustments.  If between the date of this
            -------------------------
Agreement and the Effective Time a share of Mercantile Common Stock shall be changed into a different number of shares of Mercantile

Common Stock or a different class of shares by reason of reclassification, recapitalization, split-up, exchange of shares or readjustment (including a merger or consolidation involving Mercantile in which the holders of Mercantile Common Stock receive securities of another entity or other consideration), or if a stock dividend thereon shall be declared with a record date within such period, then appropriate and proportionate adjustment or adjustments will be made to the Distribution Ratio such that each shareholder of Seller shall be entitled to receive such number of shares of Mercantile Common Stock or other securities as a liquidating distribution as such shareholder would have received pursuant to such reclassification, recapitalization, split-up, exchange of shares or readjustment (including a merger or consolidation involving Mercantile in which the holders of Mercantile Common Stock receive securities of another entity or other consideration) or as a result of such stock dividend had the record date therefor been immediately following the Effective Time.

      1.11  Reservation of Right to Revise Transaction.  Buyers may at any
            ------------------------------------------
time change the method of effecting the Transaction (including without limitation the provisions of this Article I) if and to the extent Buyers deems such change to be desirable, including without limitation to provide for (i) a merger, consolidation, purchase and assumption transaction, or otherwise of Seller with and into one or more affiliates of Buyers (including an Assignee) in which such one or more affiliates of Buyers is/are the surviving corporations; (ii) a merger, consolidation, purchase and assumption transaction, or otherwise of one or more affiliates of Buyers (including an Assignee) with and into Seller, in which Seller is the surviving corporation, or (iii) a conversion of Seller's charter to an alternative federal or state charter type; provided, however, that no such change shall (A) alter or
              --------  -------
change the amount or kind of the consideration to be received by the shareholders of Seller in the Transaction as a liquidating distribution, (B) adversely affect, in the reasonable opinion of Seller, the tax treatment to Seller shareholders, as generally described in Section 6.01(e) hereof, as a result of receiving the Mercantile Common Stock as a liquidating distribution in the Transaction or (C) materially impede or delay receipt of any approvals, referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

      1.12  Definitions.  For purposes of this Agreement, unless the context
            -----------
otherwise requires, the following terms will have the meanings applied to them in this Section 1.12 and will include the plural as well as the singular. Additional definitions may be found throughout this Agreement.

      "Bill of Sale" means the document executed by an authorized representative of Seller, by which Seller sells, assigns and conveys to Mercantile-Arkansas or an Assignee all rights, title, and interests of Seller in the Loans and other assets which are the subject of this Agreement.

      "Collateral" means the real or personal property, guaranty, pledge or other property, if any, securing a Loan.

      "Collateral Document" means any and all of the agreements, certificates, legal opinions or other documents or instruments in Seller's possession relating to, or evidencing the Loan or obligation as obtained at the time of its origination, if any, including, but not limited to, each deed of trust, mortgage, assignment of production, security agreement, collateral agreement, loan agreement, assumption agreement, modification agreement, appraisal, insurance certificate, financial or operating statement, credit report, lender's title insurance policy, engineering report, soil report, environmental audit report, architect's certificate or other agreement or document whether an original or copy or whether similar to those enumerated, securing the performance or payment of any promissory note evidencing a Loan included in this Transaction, and inuring to the benefit of the holder of the promissory note.

      "Credit File" means all documents, excluding the promissory note, renewals of the promissory note, and Collateral Documents, maintained by or in the possession of Seller pertaining to any Loan included in this Transaction.

      "Debtor" means any obligor, guarantor, or surety of, or any party liable for, the performance of a Loan.

      "Loans or Loans" means and includes (a) the obligations evidenced by each promissory note included in the Transaction, including any amendments and/or restatements thereof; (b) all rights, powers, liens or security interests of Seller in or under any Collateral Document; (c) any judgments founded upon a promissory note, to the extent attributable thereto, and any lien arising therefrom, and (d) the proprietary interest of Seller in any promissory note or the Collateral therefor, forming the subject matter of any litigation (including, without limitation, any foreclosure) or bankruptcy to which Seller is a party or claimant.

      "Property or Properties" means each real property set forth in Schedule
                                                                     --------
2.08(a) and includes all interests relating to such real property as set
-------
forth in Section 7.02(d).

      "Schedule of Loans and Properties" means those documents containing a full and complete list of all Loans and Properties, delivered by Seller at the Closing, which sets forth the following concerning each Loan or Property, to the extent applicable to such Loan or Property:

            (a)       Name of Debtor;

            (b)       Control Number;

            (c) The unpaid principal balance of the Loan (exclusive of unpaid accrued interest and other charges) and the amount of any unfunded commitment as to a Loan;

            (d) Street address of the Property or real property serving as Collateral for a Loan (if applicable);

            (e)       Whether a mortgage Loan or a business Loan; and

            (f) Whether, in the case of a mortgage Loan, the related mortgage is other than a first lien on the mortgaged Property, and in the case of a Property whether there are any liens on any such Property.

                                  ARTICLE II

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER
             ---------------------------------------------------

      As an inducement to Buyers to enter into and perform their obligations under this Agreement, and notwithstanding any examination, inspection, audit or any other investigation made by Buyers, Seller (but not any officer, director or stockholder of Seller in his or her individual capacity) represents and warrants to and covenants with Buyers as follows:

      2.01  Organization and Authority.  Seller is a stock savings bank duly
            --------------------------
organized, validly existing and in good standing under the laws of the United States, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The deposits of Seller are insured up to applicable limits by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund ("SAIF"). True and complete copies of the Charter and Bylaws of Seller, each as in effect on the date of this Agreement, are attached hereto as Schedule 2.01.
                   -------------

      2.02  Subsidiaries.  Schedule 2.02 sets forth, a complete and
            ------------   -------------
correct list of all of Seller's "Subsidiaries" (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), each a "Seller Subsidiary" and collectively the "Seller Subsidiaries"), and all outstanding Equity Securities (as defined in Section 2.03) of each, all of which are owned directly or indirectly by Seller. All of the outstanding shares of capital stock of the Seller Subsidiaries owned directly or indirectly by Seller are validly issued, fully paid and nonassessable and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation or other entity duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business (collectively, the "Condition") of Seller and the Seller Subsidiaries, taken as a whole. Except as may be set forth on
Schedule 2.02, and except for shares of stock of the Federal Home Loan Bank,
-------------
neither Seller nor any Seller Subsidiary owns beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or organization or any interest in a partnership or joint venture of any kind.

      2.03  Capitalization.  The authorized capital stock of Seller consists
            --------------
of 1,000,000 shares of Seller Common Stock of which, as of June 30, 1995, 10,324 shares were issued and outstanding. Since June 30, 1995, no Equity Securities of Seller have been issued. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other Equity Securities. Except as set forth above, there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Seller. Attached hereto as Schedule 2.03 is a current
                                                  -------------
and accurate list of Seller's shareholders dated May 31, 1995.

      2.04  Authorization.
            -------------

            (a) Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the shareholders of Seller and Regulatory Authorities (as defined in Section 2.06), to carry out its obligations hereunder. The only shareholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Seller Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the

     Board of Directors of Seller. Subject to the approval of Seller's shareholders and subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

            (b) Neither the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or any of the Seller Subsidiaries under any of the terms, conditions or provisions of (x) its articles of incorporation or charter, as the case may be, or bylaws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Seller Subsidiaries is a party or by which it may be bound, or to which Seller or any of the Seller Subsidiaries or any of the properties or assets of Seller or any of the Seller Subsidiaries may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 2.04 violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Seller Subsidiaries or any of their respective properties or assets, other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole.

            (c) Other than in connection or in compliance with the provisions of the United States Code and the rules and regulations thereunder, the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the HOLA, the Federal Deposit Insurance Act (the "FDI Act"), or any required approvals of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the OTS, the Office of the Comptroller of the Currency (the "OCC"), the FDIC, the Arkansas State Bank Commissioner (the "Commissioner"), or other governmental agencies or governing boards having regulatory authority over Seller or any Seller Subsidiary, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

      2.05  Seller Financial Statements.
            ---------------------------

            (a)       Attached hereto as Schedule 2.05(a) are
                                         ----------------
      copies of the following financial statements:

                      (i) Consolidated balance sheets of Seller as of December 31, 1994 and 1993, related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three (3) years in the period ended December 31, 1994, together with the notes thereto, audited by Seller's independent auditors;

                      (ii) Unaudited consolidated balance sheets of Seller as of June 30, 1995 and 1994 and related consolidated statements of income for the six-month period ended June 30, 1995; and

                      (iii) The Consolidated Reports of Condition and Income of Seller as of and for the years ended December 31, 1994, 1993 and 1992, as filed by Seller with the OTS and the FDIC.

            (b)       The financial statements referenced in Schedule 2.05(a)
                                                             ----------------
     are referred to collectively as the "Seller Financial Statements." The Seller Financial Statements have been prepared in accordance with (i) generally accepted accounting principles ("GAAP") as to financial statements referenced in subsection (a)(i) above, (ii) GAAP (except for any footnotes which may otherwise be required thereunder) as to financial statements referenced in subsection (a)(ii) above, or (iii) regulatory accounting principles as to the financial statements referenced in subsection (a)(iii) above, consistently applied during the periods involved, and present fairly the consolidated financial position of Seller and the Seller Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders' equity, and cash flows of Seller and the Seller Subsidiaries for the periods stated therein.

            (c) Seller and the Seller Subsidiaries have each prepared, kept and maintained through the date hereof true, materially correct and complete financial and other books and records of their affairs which fairly reflect their respective financial conditions and results of operations.

      2.06  Seller Reports.  Since June 30, 1995, each of Seller and the
            --------------
Seller Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with any federal, state, municipal, or local government, securities, banking, savings and loan, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (such entities being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"), having jurisdiction over the affairs of it. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of each of their respective dates, the Seller Reports complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority. With respect to Seller Reports filed with the Regulatory Authorities, there is no unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement filed by, or any examinations of, Seller or any of the Seller Subsidiaries.

      2.07  Title to and Condition of Assets.
            --------------------------------

            (a) Except as may be reflected in the Seller Financial Statements and with the exception of all "Real Property" (which is the subject of Section 2.08 hereof), Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to its owned properties and assets, including, without limitation, those reflected in the Seller Financial Statements (except those disposed of since the date thereof), free and clear of any (i) Lien, except for Liens for taxes, assessments or other governmental charges not yet delinquent or contested in good faith in appropriate proceedings and in respect of which adequate reserves have been established on the Seller Financial Statements and as set forth or described, in each case, in the Seller Financial Statements or any subsequent Seller Financial Statements delivered to Buyers prior to the Effective Time; and (ii) defects in title and liens, charges and encumbrances, if any, as do not materially interfere with the present or proposed use of the property or asset subject thereto or affected thereby, or as do not otherwise materially impair the business operations of Seller.

            (b) No material properties or assets that are reflected as owned by Seller or any of the Seller Subsidiaries in the Seller Financial Statements as of June 30, 1995, have been sold, leased, transferred, assigned or otherwise disposed of since June 30, 1995, except in the ordinary course of business.

            (c) All furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by Seller or the Seller Subsidiaries, including any such items leased as a lessee, (taken as a whole as to each of the foregoing with no single item deemed to be of material importance) are in good working order and free of known defects, subject only to normal wear and tear. The operation by Seller or the Seller Subsidiaries of such properties and assets is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use.

      2.08  Real Property.
            -------------

            (a) The legal description of each parcel of real property owned by Seller or any of the Seller Subsidiaries (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Seller or a Seller Subsidiary for disposition as required by law) is set forth in Schedule
                                                                    --------
     2.08(a) under the heading "Owned Real Property" (such real property being
     -------
     herein referred to as the "Owned Real Property"). The legal description of each parcel of real property leased by Seller or any of the Seller Subsidiaries is also set forth in Schedule 2.08(a) under the heading
                                       ----------------
     "Leased Real Property" (such real property being herein referred to as the "Leased Real Property"). Collectively, the Owned Real Property and the Leased Real Property is herein referred to as the "Real Property."

            (b) There is no pending dispute involving Seller or any of the Seller Subsidiaries as to the title of or the right to use any of the Real Property.

            (c) Neither Seller nor any of the Seller Subsidiaries has any interest in any other real property except interests as a mortgagee, and except for any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

            (d) To the best knowledge of Seller, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line in any material respect and all such buildings, structures and improvements are in all material respects located and constructed in conformity with all applicable zoning ordinances and building codes.

            (e) None of the buildings, structures or improvements located on the Owned Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Seller, threatened, with respect to any such building, structure or improvement. The Owned Real Property is in generally good condition, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

            (f) Except as may be reflected in the Seller Financial Statements or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the ordinary and customary use or value of the parcel of Owned Real Property, Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their respective Owned Real Properties.

      2.09  Taxes.  Seller and each Seller Subsidiary have timely filed or
            -----
will timely file (including extensions) all material tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and the Seller Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up adequate reserves on the most recent Seller Financial Statements for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such Seller Financial Statements. Neither Seller nor any Seller Subsidiary has any liability material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established, and no material deficiencies for any tax, assessment or governmental charge are known to the best knowledge of Seller to have been proposed, asserted or assessed (tentatively or definitely) against any of Seller or any of the Seller Subsidiaries which would not be covered by existing reserves. Neither Seller nor any of the Seller Subsidiaries is materially delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. The most recent federal and state income tax returns of Seller and the Seller Subsidiaries that have been audited by the Internal Revenue Service (the "IRS") or appropriate state tax authorities are the returns filed prior to 1975, which audits have been completed and settled. There is no present deficiency or refund litigation or, to the best knowledge of Seller, matter in controversy with respect to Seller Returns. Neither Seller nor any of the Seller Subsidiaries has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

      2.10  Material Adverse Change.  Since June 30, 1995, there has been no
            -----------------------
material adverse change in the Condition of Seller and the Seller Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations, GAAP or regulatory accounting principles, or interpretations thereof or changes in economic conditions (including interest rates) applicable to Arkansas financial institutions generally.

      2.11  Loans, Commitments and Contracts.
            --------------------------------

            (a)       Schedule 2.11(a) contains a complete and accurate
                      ----------------
     listing as of the date hereof of all contracts entered into with respect to deposits of $250,000 or more, by account, and all loan agreements and commitments, notes, security agreements, repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements, and other documents relating to or involving extensions of credit and other commitments to extend credit by Seller or any of the Seller Subsidiaries with respect to any one entity or related group of entities in excess of $250,000, to which any of the foregoing is a party or by which it is bound, by account, and, where applicable, such other information as shall be necessary to identify any related group of entities.

            (b) Except for the contracts and agreements required to be listed on Schedule 2.11(a) and the loans required to be listed on
               ----------------
     Schedule 2.11(f), as of the date hereof neither Seller nor any of the
     ----------------
     Seller Subsidiaries is a party to or is bound by any:

                      (i) agreement, contract, arrangement, understanding or commitment with any labor union;

                      (ii)    franchise or license agreement;

                      (iii) written employment, severance or termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

                      (iv) any material agreement, arrangement or commitment (A) not made in the ordinary course of business, or (B) pursuant to which Seller or any of the Seller Subsidiaries is or may become obligated to invest in or contribute capital to any Seller Subsidiary other than pursuant to Seller Employee Plans (as that term is defined in Section 2.19 hereof) and agreements relating to joint ventures or partnerships set forth in Schedule
                                                                   --------
           2.02, true and complete copies of which have been furnished to
           ----
           Buyers;

                      (v) any agreement, indenture or other instrument not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Seller or any of the Seller Subsidiaries, such as deposits, Federal Funds borrowings and repurchase and reverse repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $50,000;

                      (vi) any contract containing covenants which limit the ability of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Seller or any of the Seller Subsidiaries may carry on their respective businesses (other that as may be required by law or any applicable Regulatory Authority);

                      (vii) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K as promulgated by the SEC to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Seller Reports;

                      (viii) any lease with annual rental payments aggregating $50,000 or more;

                      (ix) loans or other obligations payable or owing to any officer, director or employee except (A) salaries, wages and directors' fees incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing at the Seller or any of the Seller Subsidiaries in the ordinary course of business;

                      (x) loans or debts payable or owing by any executive officer or director of Seller or any of the Seller Subsidiaries or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board;

                      (xi) other agreement, contract, arrangement, understanding or commitment involving an obligation by Seller or any of the Seller Subsidiaries of more than $50,000 and extending beyond six months from the date hereof that cannot be cancelled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements, and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $250,000.

            (c) Seller and/or the Seller Subsidiaries carry property, liability, products liability and other insurance coverage as set forth in Schedule 2.11(c) under the heading "Insurance."
        ----------------

            (d) True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b) and (c) have been or shall be furnished or made
     -------------------------------
     available to Buyers.

            (e) To the best knowledge of Seller, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b) and (c) is a valid, binding and enforceable
     -------------------------------
     obligation of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Seller or any of the Seller Subsidiaries) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

            (f)       Schedule 2.11(f) under the heading "Loans" contains a
                      ----------------
     true, correct and complete listing, as of the date of this Agreement, by account, of (i) all loans in excess of $100,000 of the Seller or any of the Seller Subsidiaries which have been accelerated during the past twelve months; (ii) all loan commitments or lines of credit of Seller or any of the Seller Subsidiaries in excess of $100,000 which have been terminated by Seller or any of the Seller Subsidiaries during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loans, lines of credit and loan commitments in excess of $100,000 as to which Seller or any of the Seller Subsidiaries has given written notice of its intent to terminate during the past twelve months; (iv) with respect to all loans in excess of $100,000 all notification letters and other written communications from Seller or any of the Seller Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Seller or any of the Seller Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer, or other party which has notified Seller or any of the Seller Subsidiaries during the past twelve months of, or has asserted against Seller or any of the Seller Subsidiaries, in writing, any "lender liability" or similar claim, and, to the best knowledge of Seller, each borrower, customer or other party which has given Seller or any of the Seller Subsidiaries any oral notification of, or orally asserted against Seller or any of the Seller Subsidiaries, any such claim; (vi) all loans in excess of $50,000
     (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that have been classified "doubtful," "substandard," "loss" or the equivalent thereof by any Regulatory Authority, (D) for which a reasonable doubt exists, in the reasonable judgment of Seller, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (E) for which the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (F) where a specific reserve allocation exists in connection therewith; and (vii) all loans or debts payable or owing by any executive officer or director of Seller or any of the Seller Subsidiaries or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board.

      2.12  Absence of Defaults.  Neither Seller nor any of the
            -------------------
Seller Subsidiaries is in violation of its charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral; to the best knowledge of Seller, there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole; and to the best knowledge of Seller, all such agreements, commitments, arrangements, leases, insurance policies and other instruments will not be terminable by the other party solely as a result of the consummation of the Transaction.

      2.13  Litigation and Other Proceedings.  Neither Seller
            --------------------------------
nor any of the Seller Subsidiaries is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any of the Seller Subsidiaries or any of their respective officers or directors by any shareholder of Seller or any of the Seller Subsidiaries (or any former shareholder of Seller or any of the Seller Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws or any other applicable laws.

      2.14  Directors' and Officers' Insurance.  Each of Seller
            ----------------------------------
and the Seller Subsidiaries has taken or will take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. Set forth on Schedule 2.14 is a list of all insurance policies maintained
   -------------
by or for the benefit of Seller or the Seller Subsidiaries as of the date hereof for their directors, officers, employees or agents.

      2.15  Compliance with Laws.
            --------------------

            (a) To the best knowledge of Seller, Seller and each of the Seller Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole.

            (b)(i) Each of Seller and the Seller Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including without limitation, in the case of Seller or any Seller Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, except where such failure to comply would not be reasonably expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole, and (ii) neither Seller nor any of the Seller Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity, except where such default would not be reasonably expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. Neither Seller nor any of the Seller Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being part of the investment portfolio of Seller or any of the Seller Subsidiaries) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed or used in the construction thereof; and which, in each case, could be reasonably expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Seller or any of the Seller Subsidiaries, including without limitation property under foreclosure. No claim, action, suit or proceeding is pending against Seller or any of the Seller Subsidiaries relating to Property of Seller or any of the Seller Subsidiaries before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Seller or any of the Seller Subsidiaries with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Seller or any of the Seller Subsidiaries which reasonably could be expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole.

            (c) Since December 31, 1991, neither Seller nor any of the Seller Subsidiaries has received any notification or communication which has not been resolved from any Regulatory
     Authority (i) asserting that any Seller or any of the Seller Subsidiaries is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which reasonably could not be expected to have a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, including without limitation such company's status as an insured depository institution under the FDI Act, (iii) requiring or threatening to require Seller or any of the Seller Subsidiaries, or indicating that Seller or any of the Seller Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of the Seller Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

            (d) Neither Seller nor any of the Seller Subsidiaries is required by Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

      2.16  Labor.  No work stoppage involving Seller or any of the Seller
            -----
Subsidiaries is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any of the Seller Subsidiaries is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse affect on the Condition of Seller and the Seller Subsidiaries, taken as a whole. None of the employees of Seller or the Seller Subsidiaries are represented by any labor union or any collective bargaining organization.

      2.17  Material Interests of Certain Persons.  No officer or director
            -------------------------------------
of Seller or any of the Seller Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any of the Seller Subsidiaries, which in the case of Seller and each of the Seller Subsidiaries would be required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC if such entity had a class of securities registered under Section 12 of the Exchange Act.

      2.18  Allowance for Loan and Lease Losses; Non-Performing Assets.
            ----------------------------------------------------------

            (a)       All of the accounts, notes, and other
     receivables which are reflected in the Seller Financial Statements as of June 30, 1995 were acquired in the ordinary course of business and, to the best knowledge of Seller, as of June 30, 1995 were collectible in full in the ordinary course of business, except for possible loan and lease losses which are adequately provided for in the allowance for loan and lease losses reflected in such Seller Financial Statements, and the collection experience of Seller and the Seller Subsidiaries since June 30, 1995 to the date hereof has not deviated in any material and adverse manner from the credit and collection experience of the Seller and the Seller Subsidiaries, taken as a whole, in the six months ended June 30, 1995.

            (b) The allowances for loan losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and the Seller Subsidiaries, and the allowance for loan and lease losses shown on the consolidated condensed balance sheet of Seller and the Seller Subsidiaries as of June 30, 1995 were, in the aggregate, adequate in all material respects under the requirements of GAAP to provide for possible losses on loans and leases (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) as of the date of such balance sheet.

            (c)       Schedule 2.18(c) sets forth as of the date
                      ----------------
     of this Agreement all assets classified by Seller as real estate acquired through foreclosure or repossession, including impaired loans.

            (d)       The aggregate amount of all Nonperforming
     Assets (as defined below) on the books of Seller and the Seller Subsidiaries on a consolidated basis does not exceed $400,000. "Nonperforming Assets" shall mean (i) all loans (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have been classified "doubtful," "substandard," "loss," or the equivalent thereof by any Regulatory Agency, (D) where a reasonable doubt exists, in the reasonable judgment of Seller, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (E) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (F) where a specific reserve allocation exists in connection therewith, and (ii) all assets classified by Seller as real estate acquired through foreclosure or repossession and other assets acquired through foreclosure or repossession.

      2.19  Employee Benefit Plans.
            ----------------------

            (a)       Schedule 2.19(a) lists all pension,
                      ----------------
     retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained by or contributed to by Seller or any of the Seller Subsidiaries in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any of the Seller Subsidiaries (collectively, "Seller Employee Plans"). Included in Schedule
                                                           --------
     2.19(a) attached hereto with respect to each Seller Employee Plan
     -------
     are: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C (including all schedules thereto), if applicable;
     (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

            (b)       All Seller Employee Plans have been
     maintained and operated in all material respects in accordance with their terms and the requirements of all applicable statutes, orders, rules and final regulations, including without limitation, to the extent applicable, ERISA and the Code. All contributions required to be made to Seller Employee Plans have been made.

            (c)       With respect to each of the Seller Employee
     Plans which is a pension plan (as defined in Section 3(2) of
     ERISA) (the "Pension Plans"):  (i) each Pension Plan which is intended to be "qualified" within the meaning of  Section 401(a)
     of the Code has been determined to be so qualified by the IRS and such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the
     Code; (ii) the present value of
     all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.19(a)),
                                                            ----------------
     the value of the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or the Seller or any of the Seller Subsidiaries, to any tax or penalty; (iv) no Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1987; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA.

            (d)       Neither Seller nor any of the Seller
     Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

            (e)       Neither Seller nor any of the Seller
     Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

            (f) Neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any of the Seller Subsidiaries from any of such entities, (ii) increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. Seller shall use its best efforts to ensure that no amounts paid or payable by Seller, the Seller Subsidiaries, any Assignee or Buyers to or with respect to any employee or former employee of Seller or any of the Seller Subsidiaries will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

      2.20  Conduct of Seller to Date.  From and after June 30,
            -------------------------
1995 through the date of this Agreement, except as set forth in the Seller Financial Statements: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) neither Seller nor any of the Seller Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller or the Seller Subsidiaries; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend (other than its regular quarterly dividends) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any of the Seller Subsidiaries has incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any of the Seller Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any of the Seller Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business;
(viii) except as required by contract or law, neither

Seller nor any of the Seller Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller
Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any of the Seller Subsidiaries has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and the Seller Subsidiaries, and (xi) neither Seller nor any of the Seller Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business.

      2.21  Absence of Undisclosed Liabilities.
            ----------------------------------

            (a) As of the date of this Agreement, neither Seller nor any of the Seller Subsidiaries has any debts, liabilities or obligations equal to or exceeding $25,000 individually or $50,000 in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, which are required to be reflected in the Seller Financial Statements or the notes thereto in accordance with GAAP except:

                      (i)     liabilities and obligations
           reflected on the Seller Financial Statements;

                      (ii)    operating leases reflected on
           Schedule 2.11; and
           -------------

                      (iii)   debts, liabilities or obligations
           incurred since June 30, 1995 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits and none of which have a material adverse effect on the Condition of the Seller and the Seller Subsidiaries, taken as a whole.

            (b)       Neither Seller nor any of the Seller
     Subsidiaries was as of June 30, 1995, and since such date to the date hereof has become a party to, any contract or agreement which affected, affects or may reasonably be expected to affect, materially and adversely, the Condition of the Seller and the Seller Subsidiaries, taken as a whole.

      2.22  Proxy Statement, Etc.  None of the information regarding Seller
            ---------------------
or any of the Seller Subsidiaries to be supplied by Seller for inclusion or included in (i) the Registration Statement on Form S-4 to be filed with the SEC by Mercantile for the purpose of registering the shares of Mercantile Common Stock to be issued in the liquidating distribution pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the Proxy Statement to be mailed to Seller's shareholders in connection with the meeting to be called to consider the Transaction (the "Proxy Statement") or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein in light of the circumstances in which they are made not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Seller or any of the Seller Subsidiaries is responsible for filing with any Regulatory Authority in connection with the Transaction will comply as to form in all material respects with the provisions of applicable law.

      2.23  Registration Obligations.  Neither Seller nor any of the Seller
            ------------------------
Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

      2.24  Tax and Regulatory Matters.  Neither Seller nor any of the
            --------------------------
Seller Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that could be reasonably expected to (i) prevent the Transaction contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

      2.25  Brokers and Finders.  Neither Seller nor any of the Seller
            -------------------
Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of the Seller Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

      2.26  Interest Rate Risk Management Instruments.  Neither Seller nor
            -----------------------------------------
any of the Seller Subsidiaries are parties to, nor are any of their properties or assets bound by, interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements.

      2.27  Accuracy of Information.  The statements contained in this
            -----------------------
Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

                                 ARTICLE III

                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYERS
                  ---------------------------------------------------

      As an inducement to Seller to enter into and perform its obligations under this Agreement, and notwithstanding any examination, inspection, audit or other investigation made by Seller, Buyers represent and warrant to and covenant with Seller as follows:

      3.01  Organization and Authority.  Mercantile and Mercantile-Arkansas
            --------------------------
each is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and Arkansas, respectively, qualified to do business, and in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and each has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified would not have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole. Mercantile is registered as a savings and loan holding company with the OTS under the HOLA and is registered as a bank holding company with the Federal Reserve Board under the BHCA. Mercantile-Arkansas is registered as a bank holding company with the Federal Reserve Board under the BHCA. True and complete copies of the Articles of Incorporation and Bylaws of Mercantile and Mercantile-Arkansas, each in effect on the date of this Agreement, have been provided to Seller.

      3.02  Capitalization of Buyers.  The authorized capital stock of
            ------------------------
Mercantile consists of (i) 100,000,000 shares of Mercantile Common Stock, of which, as of August 31, 1995, 55,662,167 shares were outstanding and (ii) 5,000,000 shares of preferred stock, no par value ("Mercantile Preferred Stock"), issuable in series, of which 5,306 shares of Series B-1 Preferred Stock and 9,500 shares of Series B-2 Preferred Stock are issued and outstanding. Mercantile has designated 1,000,000 shares of Mercantile Preferred Stock as "Series A Junior Participating Preferred Stock" and has reserved such shares under a Rights Agreement dated May 23, 1988 (the "Mercantile Rights Agreement"), between Mercantile and Mercantile Bank of St. Louis National Association, as Rights Agent. As of August 31, 1995, Mercantile had reserved (i) 4,366,230 shares of Mercantile Common Stock for issuance under the Mercantile stock option and incentive plans; (ii) 521,424 shares of Mercantile Common Stock for issuance upon the acquisition of First Sterling Bancorp, Inc ("First Sterling") pursuant to the Agreement and Plan of Merger dated July 24, 1995, by and between Mercantile, Mercantile Bancorporation Incorporated of Illinois ("Mercantile-Illinois"), and First Sterling; and (iii) 7,996,952 shares of Mercantile Common Stock for issuance upon the acquisition of Hawkeye Bancorporation ("Hawkeye") pursuant to Agreement and Plan of Merger dated as of August 4, 1995, by and between Mercantile and Hawkeye. From August 31, 1995 through the date of this Agreement, no Equity Securities of Mercantile have been issued (excluding the number of shares disclosed in this Section 3.02 pursuant to the anticipated consummation of the First Sterling, Metro, and Hawkeye acquisitions and any shares of Mercantile Common Stock which may have been issued under Mercantile stock option and incentive plans).

      The authorized capital stock of Mercantile-Arkansas consists of 30,000 shares of common stock, $1.00 par value, of which, as of June 30, 1995, 30,000 shares were issued and outstanding.

      Mercantile continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by them of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Equity Securities. In addition, prior to the Effective Time, Mercantile may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Buyers will not take any action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement. Except as set forth above, there are no other Equity Securities of Buyers outstanding. All of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Mercantile. At the Effective Time, the Mercantile Common Stock to be issued in the Transaction will be duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive right of any shareholder of Mercantile. No demand or incidental registration rights exist, as of the date of this Agreement, that would delay the filing or effectiveness of the Registration Statement.

      3.03  Authorization.
            -------------

            (a)       Buyers have the corporate power and
     authority to enter into this Agreement and to carry out their obligations hereunder. The execution, delivery and performance of this Agreement by Buyers and the consummation by Buyers of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyers. Subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Buyers enforceable against Buyers in accordance with its terms.

            (b)       Neither the execution, delivery and
     performance by Buyers of this Agreement, nor the consummation by Buyers of the transactions contemplated hereby, nor compliance by Buyers with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Buyers under any of the terms, conditions or provisions of (x) its Articles of Incorporation or Bylaws, or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyers, or either of them, is a party or by which they, or either them, may be bound, or to which Buyers or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this
     Section 3.03, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Buyers or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole.

            (c)       Other than in connection with or in
     compliance with the provisions of the Title 12 of the United States Code, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the HOLA, the FDI Act or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyers of the transactions contemplated by this Agreement.

      3.04  Mercantile Financial Statements.  The supplemental consolidated
            -------------------------------
balance sheets of Mercantile and its Subsidiaries as of December 31, 1994, 1993 and 1992 and related supplemental consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994, together with the notes thereto, audited by KPMG Peat Marwick LLP, and the consolidated balance sheet of Mercantile and its Subsidiaries as of June 30, 1995 and related consolidated statements of income and cash flows for the six-month period ended June 30, 1995, as filed with the SEC (collectively, the "Mercantile Financial Statements"), have been prepared in accordance with GAAP, present fairly the consolidated financial position of Mercantile and its Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of Mercantile and its Subsidiaries for the periods stated therein and are derived from the books and records of Mercantile and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices. Neither Mercantile nor any of its Subsidiaries has any material contingent liabilities that are not described in the Mercantile Financial Statements.

      3.05  Mercantile Reports.  Since January 1, 1992, each of Buyers and
            ------------------
their Subsidiaries has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Mercantile Reports." As of its respective date, each Mercantile Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.06  Material Adverse Change.  Since June 30, 1995, there has been no
            -----------------------
material adverse change in the Condition of Mercantile and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations, or interpretations thereto, or changes in economic conditions, including interest rates, applicable to depository institutions generally.

      3.07  Legal Proceedings or Other Adverse Facts.  There is no legal
            ----------------------------------------
action or other governmental proceeding or investigation pending or, to the best knowledge of Buyers, threatened against Buyers or any of their Subsidiaries that could prevent or adversely affect in a material manner or seeks to prohibit the consummation of the transactions contemplated herein, nor are Buyers or any of their Subsidiaries subject to any order of a court or governmental authority having any such effect. To the best knowledge of Buyers, there is no other fact that could prevent or adversely affect the consummation of the transactions contemplated herein.

      3.08  Registration Statement, Etc.  None of the information regarding
            ----------------------------
Buyers or any of their Subsidiaries to be supplied by Buyers for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Buyers are is responsible for filing with any Regulatory Authority in connection with the Transaction will comply as to form in all material respects with the provisions of applicable law.

      3.09  Brokers and Finders.  Neither Buyers nor any of their respective
            -------------------
officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Buyers in connection with this Agreement or the transactions contemplated hereby.

      3.10  Accuracy of Information.  The statements contained in this
            -----------------------
Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Buyers pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.

      3.11  Tax and Regulatory Matters.  Neither Buyers nor any of their
            --------------------------
Subsidiaries have taken or agreed to take any action or has any knowledge of any fact or circumstance that would be reasonably expected to (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

      3.12  Compliance with Laws.  To the best knowledge of Buyers, Buyers
            --------------------
and each of their Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to the best knowledge of Buyers no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a material adverse effect on the Condition of Mercantile nor any of its Subsidiaries, taken as a whole.

                                  ARTICLE IV

                  CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME
                  -------------------------------------------------

      4.01  Conduct of Businesses Prior to the Effective Time.  During the
            -------------------------------------------------
period from the date of this Agreement to the Effective Time, Seller shall, and shall cause each of the Seller Subsidiaries to, conduct their respective businesses according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Seller Subsidiary to, use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

      4.02  Forbearances of Seller.  Except as set forth in Schedule 4.02
            ----------------------                          -------------
and except to the extent required by law, regulation or Regulatory Authority, or with the prior written consent of Buyers, during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller Subsidiaries to:

            (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Seller Subsidiaries to Seller or to another of the Seller Subsidiaries), except that Seller may declare and pay its regular annual cash dividends of not more than $6.00 per share on the Seller Common Stock. For any partial year after 1995, Seller shall be permitted to declare and pay dividends equal to $1.50 per share on the Seller Common Stock for each full calendar quarter ending prior to the Effective Time;

            (b)       enter into or amend any employment,
     severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation (including bonus payments) to employees consistent with past practice, (ii) as required by law or contract and (iii) such increases of which Seller notifies Buyers in writing and which Buyers do not disapprove within 10 days of the receipt of such notice;

            (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities (other than the Transaction) or any release or relinquishment of any material contract rights;

            (d)       propose or adopt any amendments to its
     articles of incorporation, association or other charter document or bylaws;

            (e) issue, sell, grant, confer or award any of its Equity Securities or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

            (f) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

            (g)(i)    without first consulting with Buyers, enter
     into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in, any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount in excess of $400,000 with respect to commercial transactions (including commercial construction transactions), $350,000 with respect to residential transactions, or in any amount which, when aggregated with any and all loans or credit commitments of Seller and the Seller Subsidiaries to such person or entity, would be in excess of $350,000; (ii) without first obtaining the written consent of Buyers, Lend to any person or entity in an amount in excess of $500,000 or in any amount which, or when aggregated with any and all loans or credit commitments of Seller and the Seller Subsidiaries to such person or entity, would be in excess of $750,000; (iii) Lend to any person other than in accordance with lending policies as in effect on the date hereof, provided that
                                                       --------
     in the case of clauses (i) and (iii) Seller or any of the Seller Subsidiaries may make any such loan in the event (A) Seller or any Seller Subsidiary has delivered to Buyers or their designated representative a notice of Seller's or Seller Subsidiaries' intention to make such loan and such information as Buyers or their designated representative may reasonably require in respect thereof, and (B) Buyers or their designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Buyers or their designated representative of the notice of intention and information as aforesaid; or (iv) Lend to any person or entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of Seller or any of the Seller Subsidiaries (except those denoted "pass" thereon), in an amount in excess of $100,000; provided, however, that
                                      --------  -------
     nothing in this paragraph shall prohibit Seller or any Seller Subsidiary from honoring any contractual obligation in existence on the date of this Agreement or, with respect to loans described in clause (i) above, making such loans after consulting with Buyers. Notwithstanding clauses (i) and (ii) of this Section 4.02(g), Seller shall be authorized without first consulting with Buyers or obtaining Buyers' prior written consent, to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility"), provided that the aggregate amount of any and all such increases shall not be in excess of the lesser of five percent (5%) of such Pre-Existing Facilities or $25,000;

            (h) directly or indirectly (including through its officers, directors, employees or other representatives) (i) initiate, solicit or encourage any discussions, inquiries or proposals with any third party (other than Buyers) relating to the disposition of any significant portion of the business or assets of Seller or any of the Seller Subsidiaries or the acquisition of Equity Securities of Seller or any of the Seller Subsidiaries or the merger of Seller or any of the Seller Subsidiaries with any person (other than Buyers) or any similar transaction (each such transaction being referred to herein as an "Acquisition
     Transaction"), or (ii) provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall promptly notify Buyers orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

            (i) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code;

            (j)       other than in the ordinary course of
     business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

            (k)       materially restructure or change its
     investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

            (l) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in
     Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act; or

            (m) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Seller or any of the Seller Subsidiaries, any Seller shareholder, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. Sec. 371c and 12 U.S.C. Sec. 371c-1, without first obtaining the prior written consent of Buyers, which consent shall not be unreasonably withheld. For purposes of this subsection (m), "control" shall have the meaning associated with that term under 12 U.S.C. Sec. 371c.

      4.03  Forbearances of Buyers.  During the period from the date of this
            ----------------------
Agreement to the Closing Date, Buyers shall not, and shall not permit any of their respective Subsidiaries to, without the prior written consent of Seller, agree in writing or otherwise engage in any activity, enter into any transaction or take or omit to take any other action:

            (a) that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (ii) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code; or

            (b) which would make any of the representations and warranties of Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

                               ARTICLE V

                           ADDITIONAL AGREEMENTS
                           ---------------------

      5.01  Access and Information.  Buyers and Seller shall each afford to
            ----------------------
the other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each party shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party and its Subsidiaries which is not otherwise public knowledge, (B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from the other party or any of its Subsidiaries to it and (C) use their respective best efforts to cause all of such party's confidential information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

      5.02  Registration Statement; Regulatory Matters.
            ------------------------------------------

            (a) Mercantile shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration Statement with respect to the shares of Mercantile Common Stock to be issued in the Transaction and shall use their best efforts to cause the Registration Statement to become effective as soon as reasonably practicable, consistent with the date of the meeting of the Seller's shareholder referenced in
     Section 5.03 hereof. Buyers shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, file as soon as is reasonably practicable an application for approval of the Transaction with the Federal Reserve Board, the OCC, the OTS, FDIC, the Commissioner, and such other Regulatory Authorities as may be required by applicable law. Buyers shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares, and Seller and the Seller Subsidiaries shall furnish Buyers all information concerning Seller and the Seller Subsidiaries and the shareholders thereof as Buyers may reasonably request in connection with any such action. As soon as is reasonably practicable under applicable regulations, Mercantile will apply to list on the NYSE the shares of Mercantile Common Stock to be issued in the Transaction.

            (b)       Seller and Buyers shall cooperate and use
     their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Buyers, to consummate such other transactions by and among Buyers' Subsidiaries and the Seller or the Seller Subsidiaries concurrently with or following the Effective Time, provided that such actions do not materially
                         --------
     impede or delay (i) the receipt of any approval referred to in
     Section 6.01(b) or (ii) the consummation of the transactions contemplated by this Agreement.

      5.03  Shareholder Approval.  Seller shall call a meeting of its
            --------------------
shareholders to be held as soon as practicable after the date that the Registration Statement is declared effective by the SEC for the purpose of voting upon the Transaction. In connection with such meeting, Mercantile shall prepare, subject to the review and consent of Seller, the Proxy Statement (which shall be part of the Registration Statement to be filed with the SEC by Mercantile) and mail the same to the shareholders of Seller. The Board of Directors of Seller shall submit for approval of Seller's shareholders the matters to be voted upon at such meeting. The Board of Directors of Seller hereby does and will recommend this Agreement and the transactions contemplated hereby to shareholders of Seller and use its reasonable best efforts to obtain any vote of Seller's shareholders necessary for the approval and adoption of this Agreement.

      5.04  Current Information.  During the period from the date of this
            -------------------
Agreement to the Effective Time, Mercantile and Seller shall promptly furnish the other with copies of all interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Mercantile and Seller shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a) an event which would cause any representation or warranty of such party or any Schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect, (b) any material adverse change in the Condition of it and its Subsidiaries, taken as a whole, (c) the issuance or commencement of any governmental complaint, investigation or hearing (or any communication indicating that the same may be contemplated), or (d) the institution or threat of material litigation involving such party, and shall keep the other party fully informed of such events.

      5.05  Conforming Entries.
            ------------------

            (a) Notwithstanding that Seller believes that Seller and Seller Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Seller recognizes that Mercantile may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, Seller and Mercantile shall consult and cooperate in good faith with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Mercantile, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

            (b) In addition, from and after the date of this Agreement to the Effective Time, Seller and Mercantile shall consult and cooperate in good faith with each other with respect to determining appropriate Seller accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Transaction, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

            (c)       Seller and Mercantile shall consult and
     cooperate in good faith with each other with respect to determining, as specified in a written notice from Mercantile to Seller, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Transaction and the restructuring charges related to or to be incurred in connection with the Transaction.

            (d)       Subject to the language contained in the
     second sentence hereof, at the request of Mercantile-Arkansas,
     Seller shall (i) establish and take such reserves and accruals to conform Seller's loan, accrual and reserve policies to
     Mercantile's policies, and (ii) establish and
     take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Transaction and restructuring charges related to or to be incurred in connection with the Transaction, in each case at such times as are reasonably requested by Mercantile-Arkansas in a written notice to Seller. It is the objective of Mercantile-Arkansas and Seller that such reserves, accruals and charges referred to in this Section 5.05 shall be taken as of or immediately prior to December 31, 1995, and, in all events not later than as of immediately prior to the Closing Date, provided, however, that
                                                  --------  -------
     if such reserves, accruals, and charges are to be taken as of or immediately prior to December 31, 1995 and the Closing Date is to occur thereafter, Mercantile-Arkansas shall certify to Seller on or prior to December 31, 1995 that the Regulatory Authority approval conditions to its obligations contemplated by Section
     6.01(b) have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired), and Mercantile and Seller shall have mutually agreed by December 31, 1995 to the scheduling of the Closing Date;
     and provided, further, that Seller shall not be required to
         --------  -------
     take any such action that is not consistent with GAAP.

      5.06  Environmental Reports.  Seller shall provide to Mercantile, as
            ---------------------
soon as reasonably practical, but not later than sixty (60) days after the date hereof, a report of a phase one environmental investigation on all real property owned, leased or operated by Seller or any of Seller Subsidiaries as of the date hereof (but excluding space in retail and similar establishments leased by Seller for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within ten (10) days after the acquisition or lease of any real property acquired or leased by Seller or any of Seller Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Seller for automatic teller machines or bank branch facilities where the space leased comprises less that 20% of the total space leased to all tenants of such property). If required by the phase one investigation, in Mercantile's reasonable opinion, Seller shall provide to Mercantile a report of a phase two investigation on properties requiring such additional study. Mercantile shall have fifteen (15) business days from the receipt of any such phase two investigation report to notify Seller of any dissatisfaction with the contents of such report. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $250,000, as reasonably estimated by an environmental expert retained for such purpose by Mercantile, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, Buyers, after providing written notice of its intent to do so and allowing Seller a six-month period from the date of such notice to take and complete, to the reasonable satisfaction of Buyers, all such remedial or other corrective actions and measures (the cost of which shall not exceed $250,000), shall have the right pursuant to Section 8.01(f) hereof to terminate this Agreement, which shall be Buyers' sole remedy in such event.

      5.07  Agreements of Affiliates.  Set forth as Schedule 5.07 is a
            ------------------------                -------------
list (which includes individual and beneficial ownership) of all persons whom Seller believes to be "affiliates" of Seller for purposes of Rule 145 under
the Securities Act.    Seller shall cause each person who is identified as an
"affiliate" to deliver to Buyers, as of the date hereof, or as soon as practicable hereafter, a written agreement in substantially the form set forth as Exhibit D to this Agreement providing that each such person will agree
   ---------
not to sell, pledge, transfer or otherwise dispose of any shares of Mercantile Common Stock to be received by such person in the Transaction except in compliance with the applicable provisions of the Securities Act and until such time as financial results covering at least thirty (30) days of combined operations of Mercantile and Seller shall have been published. Prior to the Effective Time, and via letter,

Seller shall amend and supplement Schedule 5.07 and use its best efforts to
                                  -------------
cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.07.

      5.08  Expenses.  Each party hereto shall bear its own expenses
            --------
incident to preparing, entering into and carrying out this Agreement and to consummating the Transaction; provided, however, that any and all fees and
                              --------  -------
expenses paid by Seller to the Rose Law Firm and/or other legal counsel representing Seller in the transactions contemplated by this Agreement shall not exceed in the aggregate the amount of $100,000; provided further,
                                                    -------- -------
however that Mercantile-Arkansas shall pay all printing and mailing expenses and filing fees associated with the Registration Statement, the Proxy Statement and regulatory applications.

      5.09  Miscellaneous Agreements.
            ------------------------

            (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its Subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Mercantile, desirable for the consummation of the transactions contemplated by this Agreement.

            (b)       Seller, prior to the Effective Time, shall
     (i) consult and cooperate with Mercantile regarding the implementation of those policies and procedures established by Mercantile for its governance and that of its Subsidiaries and not otherwise referenced in Section 5.05 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the request of Mercantile, conform Seller's existing policies and procedures in respect of such matters to Mercantile's policies and procedures or, in the absence of any existing Seller policy or procedure regarding any such function, introduce Mercantile's policies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller Subsidiaries to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby.

      5.10  Employee Agreements and Benefits.
            --------------------------------

            (a)       As soon as practicable following the
     Effective Time, Mercantile-Arkansas shall (i) afford to Seller's employees employee benefits substantially similar to those presently afforded the employees of Mercantile and its Subsidiaries who are similarly situated, and (ii) honor in accordance with their terms all employment, severance and other compensation contracts set forth on Schedule 5.10 between
                                         -------------
     Seller, any of the Seller Subsidiaries, and any current or former director, officer, employee or agent thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Seller Employee Plans.

            (b)       The provisions of any plan, program or
     arrangement providing for the issuance or grant of any other interest in respect of the Equity Securities of Seller or any of the Seller Subsidiaries shall be deleted and terminated as of the Effective Time.

            (c)       Except as set forth in Section 5.10(b)
     hereof, the Seller Employee Plans shall not be terminated by reason of the Transaction but shall continue thereafter as plans of Mercantile-Arkansas until such time as the employees of the
     Seller and the Seller Subsidiaries are integrated into
     Mercantile's employee benefit plans that are available to other employees of Mercantile and its Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the
     Transaction. Mercantile-Arkansas shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries in Mercantile's employee benefit plans available to other employees of Mercantile and its Subsidiaries as soon as practicable after the Effective Time, with (i) full credit for prior service with Seller or any of the Seller Subsidiaries for purposes of vesting and eligibility for participation (but not benefit accruals under any defined benefit plan), and co-payments and deductibles, and (ii) waiver of all waiting periods and pre-existing condition exclusions or penalties. Mercantile also shall execute the letter agreements listed on Schedule 5.10(c) hereof.
                                                   ----------------

      5.11  Press Releases.  Except as may be required by law, Seller and
            --------------
Buyers shall consult and agree with each other as to the form and substance of any proposed press release relating to this Agreement or any of the transactions contemplated hereby.

      5.12  State Takeover Statutes.  Seller will take all steps necessary
            -----------------------
to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

      5.13  Directors' and Officers' Indemnification.  Buyers agree that the
            ----------------------------------------
Transaction shall not affect or diminish any of the duties and obligations of indemnification of the Seller or any of the Seller Subsidiaries existing as of the Effective Time in favor of employees, agents, directors or officers of Seller or any of the Seller Subsidiaries arising by virtue of its Charter or Bylaws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Transaction) otherwise survive and continue in full force and effect. To the extent that Seller's existing directors' and officers' liability insurance policy would provide coverage for any action or omission occurring prior to the Effective Time, Seller agrees to give proper notice to the insurance carrier and to Mercantile of a potential claim thereunder so as to preserve Seller's rights to such insurance coverage. Mercantile represents that the directors' and officers' liability insurance policy maintained by it provides for coverage of "prior acts" for directors and officers of entities acquired by Mercantile including Seller and the Seller Subsidiaries on and after the Effective Time.

      5.14  Tax Opinion Certificates.  Seller shall cause such of its
            ------------------------
executive officers, directors and/or holders of one percent (1%) or more of the Seller Common Stock (including shares beneficially held) as may be requested by Thompson & Mitchell to timely execute and deliver to Thompson & Mitchell certificates substantially in the form of Exhibit C or Exhibit D
                                                   ---------    ---------
hereto, as the case may be.

      5.15  Best Efforts to Insure Pooling.  Each of Buyers and Seller
            ------------------------------
undertakes and agrees to use its best efforts to cause the Transaction to qualify for pooling-of-interests accounting treatment.

      5.16  Surrender of Charter.  As soon as practicable following
            --------------------
consummation of the Transaction, an appropriate representative of Seller shall surrender the charter of Seller to the OTS.

      5.17  Escrow Account.  Contemporaneously with the Closing, Seller
            --------------
shall deposit with an escrow agent (the "Escrow Agent"), which shall be selected by Mercantile, such funds as Mercantile shall reasonably determine are necessary to provide for (i) any payments to dissenters pursuant to
Section 1.07 hereof and (ii) any and all claims incurred in connection with preparing for, entering into and carrying out this Agreement or the consummation of the Transaction (collectively, the "Obligations"). Upon payment of the Obligations, the Escrow Agent shall remit to Mercantile-Arkansas or an Assignee any funds remaining in the escrow account. Seller hereby agrees to execute an escrow agreement in a form approved by Buyers and that Seller, upon transfer of the funds to the Escrow Agent, shall have no further claim or right to or interest in such funds.

                                  ARTICLE VI

                                  CONDITIONS
                                  ----------

      6.01  Conditions to Each Party's Obligation To Effect the Transaction.
            ---------------------------------------------------------------
The respective obligations of each party to effect the Transaction shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

            (a)       This Agreement shall have received the
     requisite approval of shareholders of Seller at the meeting of shareholders called pursuant to Section 5.03 of this Agreement, and fewer than 8% of the total number of shares of Seller Common Stock that were issued and outstanding on the date of this Agreement shall have exercised their rights pursuant to 12 C.F.R.
     Section 552.14.

            (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Regulatory Authorities, and all waiting periods after such approvals required by law or regulation shall have been satisfied.

            (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order. The shares of Mercantile Common Stock to be issued in the Transaction shall have been listed on the NYSE.

            (d) Neither Seller nor Buyers shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Transaction.

            (e)       Each of Buyers and Seller shall have
     received from Thompson & Mitchell an opinion (which opinion shall not have been withdrawn at or prior to the Effective Time) reasonably satisfactory in form and substance to it to the effect that the Transaction will constitute a reorganization within the meaning of Section 368 of the Code and to the effect that, as a result of the Transaction, except with respect to fractional share interests, holders of Seller Common Stock who receive Mercantile Common Stock in the Transaction will not recognize gain or loss for federal income tax purposes, the basis of such Mercantile Common Stock will equal the basis of the Seller Common Stock for which it is exchanged, and the holding period of such Mercantile Common Stock will include the holding period of the Seller Common Stock for which it is exchanged, assuming that such Seller Common Stock is a capital asset in the hands of the holder thereof at the Effective Time.

      6.02  Conditions to Obligations of Seller To Effect the Transaction.
            -------------------------------------------------------------
The obligations of Seller to effect the Transaction shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

            (a)       Representations and Warranties.  The
                      ------------------------------
     representations and warranties of Buyers set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole (for purposes hereof changes to laws and regulations, generally accepted or regulatory accounting principles, or interpretations thereof, or changes in economic conditions, including interest rates applicable to commercial banking institutions generally shall not be taken into account) and (iii) for the effect of transactions contemplated by this Agreement), and Seller shall have received a certificate of the Group President-Emerging Markets of Mercantile, signing solely in his capacity as an officer of Mercantile, to that effect.

            (b)       Performance of Obligations.  Buyers shall
                      --------------------------
     have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of the Group President-Emerging Markets of Mercantile, signing solely in his capacity as an officer of Mercantile, to that effect.

            (c)       Permits, Authorizations, Etc.  Buyers
                      -----------------------------
     shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Transaction.

            (d)       No Material Adverse Change.  Since the
                      --------------------------
     date of this Agreement, there shall have been no material adverse change to the Condition of Mercantile and its Subsidiaries, taken as a whole, except as may have resulted from changes to laws and regulations, generally accepted or regulatory accounting principles, or interpretations thereof, or changes in economic conditions, including interest rates, applicable to financial institutions generally.

            (e)       Opinion of Counsel.  Buyers shall have
                      ------------------
     delivered to Seller an opinion of Buyers' counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit E to this Agreement.
                           ---------

      6.03  Conditions to Obligations of Buyers To Effect the Transaction.
            -------------------------------------------------------------
The obligations of Buyers to effect the Transaction shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

            (a)       Representations and Warranties.  The
                      ------------------------------
     representations and warranties of Seller set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective
     Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or in respect of a specific period of time, as in the case of the representations and warranties contained in Sections 2.20 and 2.21 hereof, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not reasonably likely to result, in a material adverse effect on the Condition of Seller and the Seller Subsidiaries, taken as a whole
     (for purposes hereof changes to laws and regulations, generally accepted or regulatory accounting principles, or interpretations thereof, or changes in economic conditions (including interest rates) applicable to Arkansas financial institutions generally shall not be taken into account) and (iii) for the effect of transactions contemplated by this Agreement), and Buyers shall have received a certificate of the President and the Chief
     Financial Officer of Seller, acting solely in their capacities as officers of Seller, to that effect.

            (b)       Performance of Obligations.  Seller shall
                      --------------------------
     have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyers shall have received a certificate of the President and the Chief Financial Officer of Seller, acting solely in their capacities as officers of Seller, to that effect.

            (c)       Permits, Authorizations, Etc.  Seller
                      -----------------------------
     shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Transaction.

            (d)       No Material Adverse Change.  Since the
                      --------------------------
     date of this Agreement, there shall have been no material adverse change to the Condition of Seller and the Seller Subsidiaries, taken as a whole, except as may have resulted from changes to laws and regulations, generally accepted or regulatory accounting principles, or interpretations thereof, or changes in economic conditions, including interest rates, applicable to financial institutions generally.

            (e)       Opinion of Counsel.  Seller shall have
                      ------------------
     delivered to Buyers an opinion of the Rose Law Firm, Seller's counsel, dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit F to
                                                         ---------
     this Agreement.

            (f)       Opinion of KPMG Peat Marwick LLP.  Buyers
                      --------------------------------
     shall have received an opinion of KPMG Peat Marwick LLP, satisfactory in form and substance to Buyers, that the Transaction will qualify for pooling of interests accounting treatment, which opinion shall not have been withdrawn at or prior to the Effective Time.

            (g)       Affiliate Agreements.  Buyers shall have
                      ---------------------
     received from each of the affiliates of Seller an executed
     Affiliate Agreement substantially in the form set forth as
     Exhibit A to this Agreement.
     ---------

            (h)       Other Documents.  Buyers shall have
                      ----------------
     received from Seller all additional documents as shall be necessary, in the reasonable opinion of Buyers, to consummate the Transaction and carry out the intent and purposes of this Agreement, including, but not limited to, those additional documents specified in Article VII hereof.

                                 ARTICLE VII

                                  CLOSING
                                  -------

      7.01  Closing.  Unless this Agreement shall have been terminated or
            -------
abandoned pursuant to the provisions of Section 8.01 hereof, the Closing shall be held at the time and the place set forth in Section 1.02 hereof, or such other place as Buyers and Seller shall agree.

      7.02  Deliveries at Closing.
            ---------------------

            (a) At the Closing, all documents and instruments to be executed and delivered hereunder by Buyers shall be duly and validly executed and delivered by Buyers to Seller.

            (b) At the Closing, Seller shall transfer and assign to Mercantile-Arkansas, and Mercantile-Arkansas or an Assignee shall purchase and assume, all of the assets, liabilities, obligations, responsibilities, duties, rights, properties, privileges, powers or franchises as referred to herein, and the other agreements to be executed and delivered hereunder by Seller shall be duly and validly executed and delivered by Seller to Mercantile-Arkansas or an Assignee.

            (c)       At the Closing, Seller shall deliver to
     Mercantile-Arkansas or an Assignee, as Mercantile-Arkansas may direct, in form reasonably satisfactory to counsel for Mercantile-Arkansas:

                      (i)     a separate warranty deed for each of
           the owned bank premises being purchased hereunder;

                      (ii)    commitments for owners title
           insurance for the owned bank premises being purchased hereunder;

                      (iii)   a separate assignment of all leases,
           contracts and agreements relating to each Property;

                      (iv)    a separate assignment of each of the
           leased bank premises being assigned hereunder;

                      (v)     a Bill of Sale with respect to the
           fixtures, furniture and equipment being purchased hereunder;

                      (vi)    a Bill of Sale with respect to the
           promissory notes constituting a part of the Loans and of all liens and security interests securing such promissory notes;

                      (vii)   duly executed security agreements
           and such financing statements, deeds of trust, mortgages and such other documents as may be necessary or desirable for Mercantile-Arkansas or an Assignee to perfect any security interest being assigned hereunder;

                      (viii)  each note and known original
           Collateral Document in its possession affecting a Loan in the Transaction, together with the contents of each Credit File affecting a Loan in the Transaction;

                      (ix)    a separate endorsement thereon of
           each of the promissory notes constituting a part of the Loans and an assignment of all documents related to such assigned promissory notes and of all liens and security interests securing such promissory notes;

                      (x)     for each Loan, letters (or copies
           thereof) addressed to the Debtor, or its successors or assigns, duly executed, notifying them of the sale of such Loan to Mercantile-Arkansas or an Assignee and directing them to make all future payments thereunder and deliver any future notices to the order of Mercantile-Arkansas or an Assignee;

                      (xi)    for each Property, an assignment and
           assumption of leases, duly executed and acknowledged in recordable form, assigning to Mercantile-Arkansas or an Assignee all of Seller's right, title and interest in and to the applicable Lease and tenant deposits, whereunder Mercantile-Arkansas or an Assignee shall assume the liabilities and obligations of the landlord accruing after the Closing under such Leases and tenant deposits;

                      (xii)   for each Property, duly executed by
           Seller, assigning to Mercantile-Arkansas or an Assignee all of Seller's right, title and interest in and to the related contracts, permits, and other documents to be assigned by Seller in accordance with this Agreement, whereunder Mercantile-Arkansas or an Assignee shall assume the liabilities and obligations of Seller accruing after the Closing under such contracts and permits;

                      (xiii)  for each Property, to the extent in
           Seller's possession or control, originals (or copies to the extent originals are not in Seller's possession or control) of each Lease related thereto;

                      (xiv)   for each Property, to the extent in
           Seller's possession or control, originals (or copies to the extent originals are not in Seller's possession or control) of each Contract related thereof;

                      (xv)    for each Property, all keys to doors
           and locks in the related improvements and Personal Property to the extent such keys are in Seller's possession or control;

                      (xvi)   for each Property, to the extent in
           Seller's possession or control, an original (or a copy if the original is not Seller's possession or control) of all permits related to such Property;

                      (xvii)  for each Property, letters (or
           copies thereof) addressed to the tenants thereof, duly executed, notifying them of the sale of such Property to Mercantile-Arkansas or an Assignee and directing them to make all future payments of rent and deliver any future notices to Mercantile-Arkansas or an Assignee (or as Mercantile-Arkansas or an Assignee may direct in writing);

                      (xviii) such other endorsements, assignments or other conveyances as may be appropriate or necessary to effect the transfer to Mercantile-Arkansas or an Assignee of the assets, rights, properties, privileges, powers or franchises as referred to herein;

                      (xix)   an assignment of all mortgage
           servicing rights;

                      (xx)    an assignment to Mercantile-Arkansas
           or an Assignee, as Mercantile-Arkansas may direct, of all rights, obligations, properties, assets, investments, deposits and agreements that Seller has as a corporate fiduciary; and

                      (xxi)   any other incidental documents
           required on the part of Seller, but not expressly provided for herein, reasonably required by Mercantile-Arkansas or an Assignee to consummate the transactions contemplated hereby.

            (d) The sale of the Property hereunder shall include Seller's right, title and interest in and to the following:

                      (i)     All easements, covenants and other
           rights pertinent to said Property, and all right and interest of Seller, if any, in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining said Property, and to the center line thereof;

                      (ii)    All furniture, fixtures, equipment
           and other personal property (except items owned by tenants or which are leased) which are now, or may hereafter prior to the Closing Date, be, placed in or attached to the Property;

                      (iii)   To the extent they may be
           transferred under applicable law, licenses, permits and authorizations presently issued in connection with the operation of all or any part of the Property are necessary to operate the Property as presented being operated; and

                      (iv)    All rights, privileges and
           appurtenances to each Property to which Mercantile-Arkansas or an Assignee may be entitled, including, but not limited to, utility capacity, utility reservation deposits and refunds in connection therewith.

            (e) After Closing, Seller shall, upon request, execute and deliver to Mercantile-Arkansas or the Assignee instruments reasonably necessary to transfer to Mercantile-Arkansas or the Assignee all of Seller's interest in the Loans, Collateral, Collateral Documents and Properties as herein provided. Unless otherwise specifically provided for herein, Mercantile-Arkansas or the Assignee shall, at its own expense, prepare and furnish Seller with such instruments, and Seller shall, within seven (7) days from receipt of such instruments, execute and return written objections to any instrument not so executed. Mercantile-Arkansas or the Assignee shall be responsible for the filing or recording of documents incident to this transaction and for any fees or expenses incident thereto.

                              ARTICLE VIII

                      TERMINATION, AMENDMENT AND WAIVER
                      ---------------------------------

      8.01  Termination.  This Agreement may be terminated at any time prior
            -----------
to the Effective Time, whether before or after approval by Seller's shareholders:

            (a) by mutual consent by the Executive Committee of the Board of Directors of Mercantile, the Board of Directors of Mercantile-Arkansas, and by the Board of Directors of Seller;

            (b) by the Executive Committee of the Board of Directors of Mercantile, the Board of Directors of Mercantile-Arkansas or the Board of Directors of Seller at any time after June 30, 1996, if the Transaction shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

            (c) by the Executive Committee of the Board of Directors of Mercantile, the Board of Directors of Mercantile-Arkansas or the Board of Directors of Seller if (i) the Federal Reserve Board or any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated hereby has denied approval of the Transaction and such denial has become final and nonappealable or
     (ii) the shareholders of Seller shall not have approved this Agreement at the meeting referred to in Section 5.03;

            (d)       [Intentionally Omitted];

            (e) by the Executive Committee of the Board of Directors of Mercantile, the Board of Directors of Mercantile-Arkansas or by the Board of Directors of Seller in the event of a breach by the other party to this Agreement of any representation, warranty or agreement contained herein, which breach is not cured within 30 days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period;

            (f) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Mercantile-Arkansas pursuant to and in accordance with the provisions of Section 5.06 hereof; or

            (g)       [Intentionally Omitted].

      8.02  Effect of Termination.  In the event of termination of this
            ---------------------
Agreement as provided in Section 8.01 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Buyers or Seller or their respective officers or directors except as set forth in the second sentence of Section 5.01(a) and in Sections 5.08 and 9.02, and except that no termination of this Agreement pursuant to Section 8.01(e) shall relieve the breaching party of any liability to the non-breaching party hereto arising from the intentional, deliberate and willful non-performance of any covenant contained herein, after giving notice to such breaching party and an opportunity to cure as set forth in Section 8.01(e).

      8.03  Amendment.  This Agreement, the Exhibits and the Schedules
            ---------
hereto may be amended by the parties hereto, by action taken by or on behalf of the Executive Committee of the Board of Directors of Mercantile, the Board of Directors of Mercantile-Arkansas, and the Board of Directors of Seller, at any time before or after approval of this Agreement by the shareholders of Seller; provided, however, that after any such approval by the
        --------  -------
shareholders of Seller no such modification shall (a) alter or change the amount or kind of consideration to be received by holders of Seller Common Stock as provided in this Agreement or (b) adversely affect the tax treatment to Seller shareholders as a result of receiving the shares of Mercantile Common Stock in the Transaction. This Agreement, the Exhibits and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of Buyers and Seller.

      8.04  Waiver.  Any term, condition or provision of this Agreement may
            ------
be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

                                  ARTICLE  IX

                               GENERAL PROVISIONS
                               ------------------

      9.01  Non-Survival of Representations, Warranties and Agreements.  No
            ----------------------------------------------------------
investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 9.01, all representations, warranties and agreements in this Agreement of Buyers and Seller or in any instrument delivered by Buyers or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of consummation of the Transaction, the agreements and representations contained in or referred to in Sections 5.02(b), 5.07, 5.08, 5.10, 5.11, 5.14, 5.16, 5.17 and 9.02 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01, Section 5.08, Section 8.02 and Section 9.02 shall survive such termination.

      9.02  Indemnification.  Buyers and Seller (hereinafter, in such
            ---------------
capacity being referred to as the "Indemnifying Party") agree to indemnify and hold harmless each other and their officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or collectively, as the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (a) arise primarily out of any information furnished to the Indemnified Party by the Indemnifying Party or are based primarily upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statement, or in any amendment thereof or supplement thereto, and provided for inclusion thereof by the Indemnifying Party or (b) arise primarily out of or are based primarily upon the omission or alleged omission by the Indemnifying Party to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

      9.03  No Assignment; Successors and Assigns.  This Agreement shall be
            -------------------------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in Section
1.01 hereof, neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned by any party hereto without the prior written consent of the other party, and any purported transfer or assignment in violation of this Section 9.03 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof except for Sections 1.01, 1.06, 5.10, and 9.02, which may be enforced against Buyers or Seller by the parties therein identified.

      9.04  No Implied Waiver.  No failure or delay on the part of either
            -----------------
party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      9.05  Headings.  Article, section, subsection and paragraph titles,
            --------
captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent or meaning of any provision hereof.

      9.06  Entire Agreement.  This Agreement, the Exhibits, and the
            ----------------
Schedules hereto constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings, whether written or oral, with respect thereto, including, but not limited to, that certain Agreement and Plan of Reorganization by and between Buyers and Sellers, dated July 7, 1995.

      9.07  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

      9.08  Notices. All notices and other communications hereunder shall be
            -------
in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (i)  if to Buyers:

            Mercantile Bancorporation Inc.
            Mercantile Tower
            P.O. Box 524
            St. Louis, Missouri  63166-0524
            Attention: John W. Rowe
                       Executive Vice President, Mercantile Bank of St. Louis National Association
            Telephone:  (314) 425-2952
            Telecopy:  (314) 425-2752

            Copies to:

            Mercantile Bancorporation Inc.
            Mercantile Tower
            P.O. Box 524
            St. Louis, Missouri  63166-0524
            Attention: Jon W. Bilstrom, Esq.
                       General Counsel and Secretary
            Telephone:  (314) 425-8180
            Telecopy:  (314) 425-1386

            and

            Thompson & Mitchell
            One Mercantile Center
            St. Louis, Missouri  63101
            Attention: Robert M. LaRose, Esq.
            Telephone:  (314) 342-1601
            Telecopy:  (314) 342-1717

       (ii) if to Seller:

            Security Bank of Conway, F.S.B.
            1122 Von Ronkle
            Conway, Arkansas  72032-4394
            Attention: Bill F. Johnson
                       President and Chief Executive Officer
            Telephone:  (501) 327-7771
            Telecopy:  (501) 327-0995

            Copies to:

            Rose Law Firm
            120 East Fourth Street
            Little Rock, Arkansas  72201
            Attention:Richard N. Massey
            Telephone: (501) 375-9131
            Telecopy:  (501) 375-1309

       9.09 Severability.  Any term, provision, covenant or restriction
            ------------
contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

       9.10 Governing Law. This Agreement shall be governed by and
            -------------
controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Missouri.

       IN WITNESS WHEREOF, Buyers and Seller have caused this Agreement to be signed and, by such signature, acknowledged by their respective officers thereunto duly authorized, and such signatures to be attested to by their respective officers thereunto duly authorized, all as of the date first above written.

                                    "BUYERS"

                                    MERCANTILE BANCORPORATION INC. OF ARKANSAS


                                    By: /s/ John W. McClure
                                       -----------------------------------------
                                       John W. McClure
                                       President and Chairman
                                       Mercantile Bancorporation Inc. of
                                       Arkansas
Attest:

/s/ Jon W. Bilstrom
------------------------------------------
Jon W. Bilstrom, Secretary
Mercantile Bancorporation Inc. of Arkansas

                                    MERCANTILE BANCORPORATION INC.


                                    By: /s/ John W. Rowe
                                       ------------------------------------------
                                       John W. Rowe
                                       Executive Vice President
                                       Mercantile Bank of St. Louis National
                                       Association

Attest:

/s/ Jon W. Bilstrom
--------------------------------------
Jon W. Bilstrom,
General Counsel and Secretary
Mercantile Bancorporation Inc.


                                    "SELLERS"

                                    SECURITY BANK OF CONWAY, F.S.B.


                                    By: /s/ Bill F. Johnson
                                       -------------------------------------
                                       Bill F. Johnson
                                       President/CEO
                                       Security Bank of Conway, F.S.B.


Attest:

/s/ Phillip T. Pascoe
------------------------------------
Phillip T. Pascoe
Secretary
Security Bank of Conway, F.S.B.

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